UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 11, 2025

Date of Report (Date of earliest event reported)

1-13948

(Commission file number)

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

1-770-569-4229

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On Tuesday, December 16, 2025, Mativ Holdings, Inc. (the “Company”) announced the appointment of Scott Minder as its Chief Financial Officer, effective as of January 1, 2026 (the “Effective Date”). Mr. Minder will succeed Gregory Weitzel in his role as Chief Financial Officer as of the Effective Date.

Mr. Minder most recently served as SVP, Chief Financial Officer and Treasurer for Hyster-Yale, Inc. (NYSE:HY), a global manufacturer of industrial equipment. Mr. Minder previously held financial leadership roles at ATI (NYSE: ATI), PPG Industries (NYSE: PPG), Penske Logistics, and General Motors. Mr. Minder received a Bachelor of Science in Management from Kettering University and a Master of Business Administration from the Fuqua School of Business at Duke University.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Minder pursuant to which Mr. Minder will receive an annual base salary of $550,000, a short-term performance-based incentive bonus targeted at 70% of his annual base salary, and a long-term incentive award with a target grant date value 175% of his annual base salary and delivered in the same equity mix as the Company’s 2025 annual grants of long-term incentive awards to the Company’s other executive officers. In addition, Mr. Minder will receive a cash sign-on award in the amount of $200,000, relocation assistance under the Company’s Executive Relocation Policy in an amount not to exceed $125,000, and a monthly living stipend of $5,000 for an 18-month period. The offer letter also contains customary employment terms and conditions.

The foregoing description of Mr. Minder’s offer letter in this Item 5.02 is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Minder and any other person pursuant to which Mr. Minder was appointed as Chief Financial Officer, there are no family relationships between Mr. Minder and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Former Chief Financial Officer

In connection with the Company’s appointment of Mr. Minder, the Company announced that Gregory Weitzel, the Company’s Chief Financial Officer, would depart from the Company, effective as of December 31, 2025 (the “Separation Date”). For purposes of the Mativ Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”), Mr. Weitzel’s departure will be treated as an involuntary termination without “cause”, and he will be entitled to receive the severance benefits described under the caption “Termination Not in Connection with a Change of Control” in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 21, 2025.

Item 7.01.	Regulation FD Disclosure.

On December 16, 2025, the Company issued a press release announcing the appointment of Mr. Minder as Chief Financial Officer and the departure of Mr. Weitzel. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

10.1+	Offer Letter, dated December 11, 2025, by and between the Company and Scott Minder

99.1	Press Release, dated December 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.
(Registrant)

By:	/s/ Mark W. Johnson
Name:	Mark W. Johnson
Title:	Chief Legal and Human Resources Officer and Corporate Secretary

Date:	December 16, 2025